Exhibit 99.1

August 24, 2011

FOR IMMEDIATE RELEASE

HDS International Provides Investor Update

PROVIDENCE, RI, August 24, 2011 /PRNewswire via COMTEX/ -- HDS International Corp. (OTCQB:  HDSI), a provider of industrial ocean-based biomass production and other high-value eco-sustainability solutions, today provided an update to investors.

“Following the reorganization of HDS International into a focused technology company, we intend to communicate and provide information to our stockholders as required and in a manner consistent with the best interests of the Company,” said Tassos D. Recachinas, President and CEO.  “As we execute upon our strategy, we expect to communicate with investors through appropriate channels, including press releases, our website and regulatory filings.”

“As a publicly-traded company, we expect to host our first investor conference call within the next 12 to 18 months.  Over that timeframe, we will aim to achieve certain meaningful milestones to position us as a competitive renewable energy and eco-sustainability company.

“In the immediate-term, our priorities include, among other things, strengthening our management team, improving our capital position, advancing projects toward the production phase, and expanding upon our technology and global reach.

“Strengthening our management team would both expand our intellectual capital and provide additional resources for the Company to pursue its strategy, and we are evaluating several options available to us on this end.”

“With respect to our financial position, the Company has a sound balance sheet, with record liquidity provided under a financing agreement entered into August 18, 2011.   Our equity capitalization consists of 497,620,000 fully diluted shares of common stock outstanding, comprised of 347,620,000 shares of common stock and 7,500,000 shares of 20:1 convertible Class A preferred stock.  There are no equity options or warrants outstanding at this time.

“As we advance our interests with a focus on our business, finances, and other corporate matters, we also expect that we may in the future file a securities registration statement to improve our access to the capital markets and strengthen our financial position, while providing substantial detailed information to investors on our business.

“With respect to our initial project territory, based in Back Bay, New Brunswick, Canada, we have been engaged in discussions with a number of potential project partners across the production vertical that in certain instances have already demonstrated some level of commitment to our technologies and solutions.  While there can be no guarantee that we will enter into any agreements with such potential partners, we will disclose any material developments to our investors as they are achieved.

 “We are also in discussions with project partners in other territories globally.  While our initial license provide for exclusivity around a specific territory, under the terms and conditions of the license, we are permitted to pursue outside projects subject to the approval of our licensor.

 “Simultaneously to the foregoing, we believe we have multiple substantial opportunities on the technology front.  We note that our technologies have applications in the fields of energy, national security and defense, carbon capture, carbon sequestration, biomass, fresh water preservation, agriculture, and other areas relating to the challenges facing the sustainability of our planet and civilizations.  If we can leverage our technologies in applying for relevant available grants, we believe we may be in a position to raise significant additional funds for the Company.”

For additional information about the Company, please visit www.hdsicorp.com, or refer to the Company’s regulatory filings at www.sec.gov.

About HDS International Corp.

HDS International Corp. (OTCQB:  HDSI), based in Providence, RI, is a green technology company providing carbon capture and sequestration solutions, as well as industrial, all natural ocean-based algae farming solutions for the production of renewable, sustainable, and economically viable biofuels, bioproducts, and carbon elimination. Our licensed technologies provide us with an attractive strategic position and competitive advantages within our markets, which include renewable energy and environmental and eco-sustainability.

Forward-Looking Statements
Statements included in this update that are not historical in nature, are intended to be, and are hereby identified as, "forward-looking statements". Forward-looking statements may be identified by words including "anticipate," "believe," "intends," "estimates," "expect," and similar expressions. The Company cautions readers that forward-looking statements including, without limitation, those relating to the Company's future business prospects are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to factors such as those relating to economic, governmental, technological, and other risks and factors identified from time to time in the Company's reports filed with the SEC.

HDS International Corp.

CONTACT INFORMATION
401-400-0028
info@hdsicorp.com
http://www.hdsicorp.com